SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2007

REFAC OPTICAL GROUP

(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5 HARMON DRIVE, BLACKWOOD, NEW JERSEY	08012
(Address of principal executive offices)	(Zip Code)

(856) 228-0077
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On April 9, 2007, the board of directors of Refac Optical Group (the “Company”) approved the delisting of the Company’s common stock from the American Stock Exchange (the “Exchange”). The stock will be delisted in connection with the merger of the Company with ROG Acquisition, Inc., pursuant to which the Company will become a private company. The merger is expected to be completed on or about April 26, 2007. In accordance with Rule 12d2-2(c)(2)(ii) under the Securities and Exchange Act of 1934, as amended, on April 9, 2007, the Company sent a letter to the Exchange to notify the Exchange of its intention to file a Form 25 on or about April 19, 2007 to delist its common stock. The Company has not arranged for the listing of its common stock on another national securities exchange or for the quotation of its common stock in a quotation medium. By operation of law, the delisting from the Exchange will be effective on April 29, 2007, unless the Form 25 is withdrawn by the Company in advance of such date. The Company reserves the right to delay the filing of the Form 25 or withdraw the Form 25 for any reason prior to its effectiveness.

On April 9, 2007 the Company issued a press release regarding the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC OPTICAL GROUP

Dated: April 9, 2007	By: /s/ Carmen J. Nepa III
Name: Carmen J. Nepa, III
Title: Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release, dated April 9, 2007.